UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2021

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

Registered Direct Offering

On February 18, 2021, Creative Realities, Inc., a Minnesota corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) which provides for the issuance and sale by the Company of 800,000 shares of the Company’s common stock (the “Shares”), in a registered direct offering (the “Offering”) at a purchase price of $2.50 per Share, for gross proceeds of $2.0 million. The Company expects the net proceeds from the Offering will be approximately $1.835 million after paying estimated offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes.

The closing of the Offering is expected to occur on February 22, 2021.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, including indemnification obligations of the Company.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions,the Company agreed that, for a period of 30 days from the closing of the Offering, it will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, (ii) file any registration statement or amendment or supplement thereto, other than the prospectus supplement relating to the Offering or filing a registration statement on Form S-8 in connection with any employee benefit plan, or (iii) effect or enter into an agreement to effect any issuance of our common stock or common stock equivalents involving a variable rate transaction.

In addition, the Company’s directors, executive officers and 10% shareholders entered into lock-up agreements with the Purchaser pursuant to which they agreed, subject to specified exceptions, not to sell or transfer any shares of the Company’s common stock or securities convertible, exchangeable or exercisable into, shares of the Company’s common stock during a period ending 30 days after the closing of the Offering.

The Shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3 previously filed with the U.S. Securities and Exchange Commission and declared effective on May 26, 2020 (File No. 333-238275) (the “Registration Statement”), as supplemented by a prospectus supplement dated February 18, 2021.

The opinion of Maslon LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this report.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text thereof. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement.

Item 8.01 Other Events

On February 18, 2021, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
5.1	Opinion of Maslon LLP
10.1	Securities Purchase Agreement dated February 18, 2021 by and between Creative Realities, Inc. and purchaser identified on the signature page thereto
23.1	Consent of Maslon LLP (included in Exhibit 5.1)
99.1	Press release dated February 18, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: February 19, 2021	By:	/s/ Will Logan
Will Logan Chief Financial Officer

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